Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker — Chairman and CEO 520-747-6600	Alison Ziegler	212-554-5469

FOR IMMEDIATE RELEASE

Providence Service Corporation Previews Q2 2012 Results, Scheduled to

be Reported August 8th After the Market Closes

Quarter Impacted by Strategic Review Costs and Accelerated Compensation due to

the Passing of a Company Director

TUCSON, ARIZONA — July 25, 2012 — The Providence Service Corporation (Nasdaq: PRSC) today announced that revenue for the second quarter of 2012 is expected to be approximately $279 million, with earnings per diluted share of approximately $0.10 to $0.11. These results are preliminary. This compares to prior guidance which forecasted revenue to be approximately $275 million, with earnings per diluted share of $0.17. In the second quarter of 2011, revenue was $235 million and earnings per diluted share was $0.55, including the $0.20 per share gain related to a June 2011 acquisition.

Impacting the expected second quarter 2012 results were previously announced expenses associated with the company’s consideration of strategic alternatives, unbudgeted stock compensation expense associated with the acceleration of vesting of restricted stock grants due to a company director passing away and higher than expected expense for healthcare claims under the company’s self-funded employee health plan.

The Company will report financial results for its second quarter ended June 30, 2012 on Wednesday, August 8 after the market closes. Additional details and an update to its annual earnings guidance will be provided in its second quarter release and conference call.

Conference Call

Providence will hold a conference call at 11:00 a.m. EDT (9:00 a.m. MDT and 8:00 a.m. Arizona and PDT) Thursday August 9, 2012 to discuss its financial results and corporate developments. Interested parties are invited to listen to the call live over the Internet at http://investor.provcorp.com or http://www.earnings.com. The call is also available by dialing (800) 510-0146 or for international callers (617) 614-3449 and by using the passcode 50301708. A replay of the teleconference will be available on http://investor.provcorp.com and http://www.earnings.com. A replay will also be available until August 16, 2012 by dialing (888) 286-8010 or (617) 801-6888, and using passcode 30949683.

About Providence

The Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence is different from many of its competitors in that it provides its social services primarily in the client’s own home or in community based settings versus treatment facilities or hospitals and provides its NET management services through local transportation providers rather than owning its own fleet of vehicles. The Company provides a range of services through its direct entities to approximately 61,900 clients through 720 active contracts at March 31, 2012, with an approximate 12.4 million individuals eligible to receive the Company’s non-emergency transportation services. Combined, the Company has an approximately $1 billion book of business including managed entities.

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64 E. Broadway Blvd. — Tucson, Arizona 85701 — Tel 520/747-6600 — Fax 520/747-6605 — www.provcorp.com

Providence Service Corporation

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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